                                                                    Exhibit 10.1

                            STOCK EXCHANGE AGREEMENT

       This Stock Exchange Agreement dated this 31st day of March, 1999, is made and entered into by and between AMERI-CAP MORTGAGE GROUP, INC., a Florida corporation ("Ameri-Cap"), FINANTRA CAPITAL, INC., a Delaware corporation ("Finantra"), BRISTOL INVESTMENT GROUP L.L.C., a Florida limited liability company ("Bristol") and TITAN MORTGAGE GROUP, INC., a Florida corporation ("Titan").
                                 W I T N E S S E T H :

       WHEREAS, Titan is a corporation organized and existing under the laws of the state of Florida and is capitalized with one million shares of common stock having a par value of $.01 per share, and

       WHEREAS, Titan as of the date of executing this agreement has a net tangible net worth in the sum of $100,000.00 as represented on its Statement of Financial Condition attached hereto as Exhibit "A", and

       WHEREAS, Bristol has agreed to invest up to an additional $50,000.00 in capital as may be needed or required by Titan in the future for working capital, and

       WHEREAS, Titan will be engaged in the origination and processing of mortgage loans in furtherance of its Branch Office Agreement to be executed with Ameri-Cap Mortgage Group, Inc., a copy of said agreement being attached hereto and made a part hereof as Exhibit "B", and

       WHEREAS, Bristol is the owner of 100% of the authorized, issued and outstanding common shares of Titan, and

       WHEREAS, Ameri-Cap is desirous of acquiring on the closing date 80% of the authorized, issued and outstanding common shares of Titan (the "Shares") upon the terms and conditions set forth in this agreement together with the right to acquire the balance of Bristol's common shares of Titan in the future, and

       WHEREAS, the parties desire to document their representations, warranties, covenants, agreements and conditions in a written instrument.

       NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein.

       2. EXCHANGE OF SHARES: Finantra shall exchange, transfer and convey to Bristol 400,000 shares of Finantra common stock in exchange for 800,000 shares of the authorized, issued and outstanding common shares of Titan on the closing date. Finantra agrees to use its best efforts to file a registration statement to register 209,000 shares of the Finantra exchange shares as soon as practicable but no later than 45 days from the date hereof.

       3. FINANTRA'S ACQUISITION OF BALANCE OF TITAN SHARES: The balance of Bristol's shares in Titan not conveyed on the closing date shall be acquired by Finantra annually commencing one year from the closing date and on the same day each year ("Exchange Date") thereafter over the next three (3) years by Bristol exchanging 5% of the authorized, issued and outstanding common shares of Titan for an amount of Finantra's shares equal to the prorate after tax net profit of Titan during the previous calendar year based upon Bristol's percentage of common stock being exchanged multiplied by 15 and divided by the fair market value of Finantra's common shares as determined by the average closing share price for the 20 previous trading days prior to the exchange date. For example, if the net profit after taxes were one million dollars and the percentage of common stock being exchanged is 5%; 5% produces $50,000.00 which times 15 equals $750,000.00. If the stock price of Finantra were $5.00 per share, then Bristol would be entitled to 150,000 shares in exchange for the 5% of its original amount of common shares being exchanged. Expressed as a fraction this calculation would appear as follows:


 Net profit after taxes x percentage of common stock being exchanged x 15  =  Number of Exchanged Shares
 ------------------------------------------------------------------------
                          Average Share Sales Price

       In the event the common shares of Finantra are not publicly traded on the exchange date and the Branch Office Agreement is still in full force and effect, Bristol shall be entitle to 150,000 common shares of Finantra for the common shares of Titan being exchanged on the Exchange Date. Notwithstanding the foregoing formula, the maximum number of shares that can be exchanged in any one year shall not exceed 150,000 common shares of Finantra.

       4. CLOSING DATE: The closing date of this agreement shall take place on or before March_, 1999 or at such other time as shall be set forth in a writing signed by the parties hereto.

       5. REPRESENTATIONS AND WARRANTIES OF BRISTOL:

              5.1 Titan is a corporation organized and existing under the laws of the state of Florida.

              5.2 Bristol has the power to enter into and carry out its obligations under this agreement.


              5.3 The shares being exchanged in Titan are fully paid and non-assessable.

              5.4 The aggregate number of common shares that Titan is authorized to have outstanding as of the date hereof is one million shares of common stock having a par value of $.01 per share. Titan has no other class of common shares authorized nor are there any shares of preferred stock authorized.

              5.5 Bristol is and will be on the closing date the sole owner of all of the authorized, issued and outstanding shares of common stock of Titan, free and clear of any and all liens and encumbrances.

              5.6 As of the date of executing this agreement as well as on the date of closing, Titan shall have no debts, liabilities or obligations which are not reflected on the Statement of Condition attached hereto as Exhibit "A" or as otherwise set forth on Exhibit "C" attached hereto.

              5.7 Titan is not a party to any long term contract or commitment except for the Branch Office Agreement attached as Exhibit "B" and such other agreements as may be itemized on Exhibit "D" attached hereto.

              5.8 Bristol represents that there are no liabilities, including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Titan or Bristol which in any way could effect the assets of Titan or the fulfillment of this agreement by Bristol.

       6. REPRESENTATIONS AND WARRANTIES OF FINANTRA AND/OR AMERI-CAP: Finantra and/or Ameri-Cap represent and warrant to Bristol as follows:

              6.1 Finantra is a duly organized and existing corporation under the laws of the state of Delaware and is authorized to conduct business in the state of Florida.

              6.2 Finantra has the power and authority to enter into this agreement and the execution, delivery and performance of this agreement has been duly approved or will be duly approved by all requisite corporate actions by the closing date.

              6.3 Finantra is a publicly traded company, whose registered shares trade in the over-the-counter market.

              6.4 The Finantra shares being exchanged have not been registered under the Securities Act of 1933, as amended (the "Act") for resale and may not be offered or sold except pursuant to an effective registration statement under the Act or to the extent applicable, Rule 144 under the Act or such other exemptions from registration as may be given in an opinion of counsel acceptable to counsel for Finantra and the terms and conditions contained in this agreement.

              6.5 Finantra is not subject to any order, judgment, decree, stipulation or other agreements with any governmental body or agency unless specifically set forth in this agreement.

              6.6 Finantra, Ameri-Cap or any affiliate agrees that during the term of this agreement and for a period of six (6) months following the termination of this agreement, they will not hire or employ any person who was employed by Titan during the term of this agreement without the written consent of Titan.

              6.7 Provided Titan complies with the terms and conditions of the Branch Office Agreement and follows the rules and regulations of all governing organizations having jurisdiction over the mortgage lending industry, Finantra and Ameri-Cap will not prohibit the growth of Titan's business unless the growth involves business which is of a type that is unacceptable to Ameri-Cap.

       7. RESTRICTION OF TRANSFER OF SHARES: Bristol agrees that it will not sell, transfer or otherwise dispose of its remaining shares in Titan so that said shares will always be available to exchange as described in paragraph 3 above.
              7.1 Bristol, for itself, its successors and assigns with respect to the Finantra shares being exchanged agrees that it shall not sell. transfer or otherwise dispose of, directly or indirectly, during any given three month period, shares of Finantra's common stock in an amount greater than the average weekly reported volume of trading in such common stock on all national security exchanges and/or reported through the automatic quotation system of a registered securities association during the four calendar weeks preceding the sale of the common stock in question. In the event Bristol seeks to sell more than its allotted shares set forth herein, Bristol shall give Finantra prior notice and the opportunity to purchase such shares at a price equal to the value of the consideration offered by a perspective transferee or the bid share price on the day of transfer, whichever is lower. Upon receipt of any such notice, Finantra shall have twenty-four (24) hours to exercise its first refusal right and three
(3) days thereafter to close on the purchase. Failure of Finantra to exercise its right of first refusal within the time frame set forth herein shall authorize the holder to sell the shares offered and Finantra's right of first refusal as to the shares contained in the notice shall expire and be of no further force and effect.

       8. PIGGYBACK REGISTRATION: If at any time following the execution of this agreement Finantra proposes to register any of its common shares under the Act, it will give written notice by registered mail at lease 30 days prior to the filing of each registration statement so that the holder of any Finantra shares obtained pursuant to this agreement of its intention to do so. If the holder of any such Finantra shares within 20 days after receipt of such notice desires to include any of its shares in the proposed registration statement, it shall so notify Finantra in writing and be given the opportunity to have the shares of Finantra registered. Notwithstanding the foregoing, in the event the underwriter involved in the registration limits the number of shares subject to piggyback rights being registered then the holders of the shares described herein shall only be entitled to register shares prorate with all other holders desiring to exercise their piggyback rights. Furthermore, the maximum amount of shares from the initial 400,000 share exchange which are subject to piggyback rights shall be 200,000 shares.

       9. MANAGEMENT AGREEMENT: Simultaneously with the execution of this agreement Titan shall enter into a Management Agreement with Bristol (the "Manager") for the day to day management of Titan's business. The Management Agreement shall contain such terms and conditions as are mutually acceptable to Finantra, Titan and Bristol.

       10. CONDITIONS PRECEDENT TO CLOSING: The obligations to close the transaction contemplated by this agreement is subject to the following conditions:

              10.1. The representations and warranties of the parties contained in this agreement are true and correct in all material respects on the closing date.

              10.2 A Branch Office Agreement with Ameri-Cap Mortgage Group, Inc. has been entered into by Titan.

              10.3 A Management Agreement between Titan and Bristol or its assigns has been executed.

              10.4 Titan has a minimum tangible net worth of $100,000.00 on the closing date.

       11. DISTRIBUTION OF PROFITS: Notwithstanding the ownership percentages of the common stock of Titan, Ameri-Cap and Bristol agree that they shall be paid special management fees consisting of a percentage of the pre-tax net profit earned by Titan shall be distributed follows:

              11.1 An amount equal to 30% shall be paid to the Manager described in paragraph 9 above monthly during the calendar year, within fifteen days following the end of the previous month. An estimated after tax profit shall be calculated for disbursement purposes with a final annual accounting performed not later than March 31st of each year.

              11.2 The balance of the management fees as calculated above shall be distributed annually on or before March 31st as follows:


       YEAR         AMERI-CAP          BRISTOL
       ----         ---------          -------
       1999           35%               35%
       2000           43.75%            26.25%
       2001           52.50%            17.50%
       2002           61.25%             8.75%
       2003           70.00              -0-

       12. TERMINATION: This agreement may be terminated upon the written notice by either party as follows:

              12.1 The failure to close this transaction on or before the closing date unless extended by a written instrument executed by the parties hereto.

              12.2 A breach of the representations and warranties of either party not cured by the closing date or extended closing date, if applicable.

              12.3 The failure of any conditions precedent to closing not being satisfied.

       13. OPTION OF FINANTRA TO REACQUIRE SHARES: Finantra shall have the option upon written notice to Bristol to terminate this agreement and to reacquire 200,000 of the unregistered Finantra common shares exchanged pursuant to paragraph 2 above by returning to Bristol all the shares held in its name of Titan upon the happening of any one of the following events:

              13.1 Upon written notice to that effect at any time within 90 days from the closing date.


              13.2 In the event Titan has a net loss in excess of $ 150,000.00 during the calendar year 1999 by given written notice on or before 12 months from the closing date.

              13.3 In the event a demand is made by Finantra a closing on the exchange will be held within 15 days following Bristol's receipt of the demand.

              13.4 The 200,000 registered common shares of Finantra retained by Bristol shall be subject to the restrictions set forth in Section 7.1 above notwithstanding the termination of this agreement.

              13.5 Upon the termination of this agreement as a result of the happening of any of the events described in 13.1 or 13.2 above, Ameri-Cap shall have the right to terminate the Branch Office Agreement upon the giving of written notice.

       14. NOTICES: Except as otherwise stated, all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid first class mail; registered or certified or by duly recognized overnight carrier as follows:

       To the Finantra:    Attention: Robert D. Press

                           Finantra Capital, Inc.
                           150 S. Pine Island Road, Suite 500
                           Plantation, FL 33324

       With copies to:     Maynard J. Hellman, Esq.
                           Finantra Capital, Inc.
                           150 S. Pine Island Road, Suite 500
                           Plantation, FL 33324

       To Ameri-Cap:       Ameri-Cap Mortgage Group, Inc.
                           Attention: Craig Bavaro
                           1926 10'h Avenue North, Suite 304
                           Lake Worth. FL 33461


       To Bristol:         Ashworth Transportation, Inc.
                           6700 N. Andrews Avenue, Suite 401
                           Fort Lauderdale, FL 33309

       with copies to:     Oceancrest Merchant Group, Inc.
                           6700 N. Andrews Avenue, Suite 401
                           Fort Lauderdale, FL 33309

To Titan:                  Richard Jump
                           6700 N. Andrews Avenue, Suite 401
                           Fort Lauderdale, FL 33309

       15.    MISCELLANEOUS PROVISIONS:

              15.1 Assignment: No party may assign its obligations or rights under this agreement without the written consent of the other parties.

              15.2 Modification: There are no other agreements, promises or undertakings between the parties except as specifically set forth herein. No alteration, change, modification or amendment to this agreement shall be made except in writing and signed by the parties hereto:

              15.3 Severability: If any provision or paragraph of this agreement is deemed to be unlawful or unenforceable by any court, administrative agency or statute, law or ordinance, the said provision or paragraph shall be severed from this agreement without affecting the enforceability of the remainder of this agreement. The parties shall make a good faith effort to redraft the severed provision or paragraph consistent with the party's original intention but in such a way as to be lawful and enforceable.

              15.4 Binding Effect: This agreement supersedes and cancels any and all other agreements referring to the subject matter herein. This agreement shall be binding upon and inure to the benefit of the respective parties, their successors and assigns, if applicable as well as to the heirs and legal representatives of the parties hereto, if applicable.

              15.5 Construction: This agreement shall be construed and enforced under the laws of the state of Florida.

              15.6 Counterparts: This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties.

              15.7 Captions and Headings: The captions and headings of each section or subsection in this agreement are for convenience of reference only and shall in no manner or way whatsoever effect the interpretation or meaning of such section or subsection.

              15.8 Exhibits: The exhibits attached hereto together with all documents incorporated by reference herein form an integral part of this agreement and are hereby incorporated herein wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

              15.9 Attorney's Fees: The prevailing party in any litigation arising out of the terms of this agreement shall be entitled to reimbursement of reasonable attorney's fees and costs at the trial and appellate court level.


                         [SIGNATURES ON FOLLOWING PAGE.]

       IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals the date above written.


                               FINANTRA CAPITAL. INC.

                               By:
                                   --------------------------------------
                                         ROBERT D. PRESS, President


                               AMERI-CAP MORTGAGE GROUP, INC.

                               By:
                                   --------------------------------------
                                            MAYNARD J. HELLMAN
                                            Vice Persident


                               BRISTOL INVESTMENT GROUP, LLC

                               By: ASHWORTH TRANSPORTATTON
                                     Inc. , Member

                               By:
                                   --------------------------------------
                                          ROBERT DENTON, President


                               TITAN MORTGAGE GROUP, INC.

                               By: ______________________________
                                           RICHARD JUMP